Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel (312) 782-0600

Main Fax (312) 701-7711

www.mayerbrown.com

October 14, 2015

AbbVie Inc.

1 North Waukegan Road

North Chicago, IL 60064

Re:  Registration Statement of Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AbbVie Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of stock options or otherwise in connection with grants of equity-based awards under the AbbVie 2013 Incentive Stock Plan (the “Plan”). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Act of a registration statement on Form S-3 (the “Registration Statement”) relating to the Common Stock.

We have examined or are otherwise familiar with the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, the Registration Statement, the prospectus that is a part of the Registration Statement, the Plan and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.  As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of photostatic copies.

Based upon and subject to the foregoing and to the assumptions, limitations and conditions set forth herein, we are of the opinion that when the Common Stock is issued and delivered in the manner described in the Registration Statement and the Plan, it will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption “Legal Matters” appearing

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Mayer Brown LLP

Mayer Brown LLP